As filed with the Securities and Exchange Commission on August 1, 2007	Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HUDSON VALLEY HOLDING CORP.
(Exact Name of Registrant as Specified in Its Charter)

New York	13-3148745
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

21 Scarsdale Road
Yonkers, New York 10707
(Address, Including Zip Code, of Principal Executive Offices)

AMENDED AND RESTATED
HUDSON VALLEY HOLDING CORP.
2002 STOCK OPTION PLAN
(Full Title of the Plan)

Stephen R. Brown
Hudson Valley Holding Corp.
21 Scarsdale Road
Yonkers, New York 10707
(914) 961-6100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
_______

With a copy to:

Ronald H. Janis, Esq.
Day Pitney LLP
7 Times Square
New York, New York 10036
(212) 297-5813

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.20 par value	900,000 shares (2)	$60.00 (3)	$54,000,000	$1,657.80

(1)
Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers such indeterminate number of additional shares of common stock that may be offered pursuant to the anti-dilution provisions set forth in the Amended and Restated Hudson Valley Holding Corp. (the “Company”) 2002 Stock Option Plan (the “Plan”).

(2)	Represents shares of common stock underlying options authorized for future grant under the Plan.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, calculated on the basis of the average of the high and low prices reported for shares of common stock of the Registrant on the OTC Bulletin Board on July 31, 2007.

EXPLANATORY STATEMENT
Incorporation by Reference

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 900,000 shares of the Company’s Common Stock that may be issued under the Plan as a result of an increase in the number of shares that may be offered under the Plan.  In accordance with General Instruction E to Form S-8, the contents of an earlier registration statement relating to the Plan, Registration Statement on Form S-8 filed on November 30, 2006 (No. 333-139017), are incorporated by reference and made part of this Registration Statement on Form S-8, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 5.                     Interests of Named Experts and Counsel

Certain legal matters relating to the issuance of the shares of the Company’s Common Stock offered hereby have been passed upon by Day Pitney LLP, counsel to the Company.

ITEM 8.                      Exhibits

5	Opinion Letter of Day Pitney LLP regarding legality of securities

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Day Pitney LLP (contained in the opinion letter included as Exhibit 5)

24	Power of Attorney for Directors and Executive Officers (included on the signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yonkers, State of New York, on July 31, 2007.

HUDSON VALLEY HOLDING CORP

By:	/s/ James J. Landy
James J. Landy
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Landy and Stephen R. Brown, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ James J. Landy	President, Chief Executive Officer and Director	July 31, 2007
James J. Landy	(Principal Executive Officer)

/s/ Stephen R. Brown	Senior Executive Vice President, Chief Financial Officer, Treasurer and Director	July 31, 2007
Stephen R. Brown	(Principal Financial Officer)

/s/ William E. Griffin	Chairman of the Board	July 31, 2007
William E. Griffin

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Signature	Title	Date

/s/ James M. Coogan	Director	July 31, 2007
James M. Coogan

/s/ Bruno J. Gioffre	Director	July 31, 2007
Bruno J. Gioffre

/s/ Gregory F. Holcombe	Director	July 31, 2007
Gregory F. Holcombe

/s/ Michael P. Maloney	Executive Vice President, Chief Banking Officer of Hudson Valley Bank and	July 31, 2007
Michael P. Maloney	Director

/s/ Angelo R. Martinelli	Director	July 31, 2007
Angelo R. Martinelli

/s/ William J. Mulrow	Director	July 31, 2007
William J. Mulrow

/s/ John A. Pratt, Jr.	Director	July 31, 2007
John A. Pratt, Jr.

/s/ Cecile D. Singer	Director	July 31, 2007
Cecile D. Singer

Director
Craig S. Thompson

4

INDEX TO EXHIBITS

5	Opinion Letter of Day Pitney LLP regarding legality of securities

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Day Pitney LLP (contained in the opinion letter included as Exhibit 5)

24	Power of Attorney for Directors and Executive Officers (included on the signature page of this Registration Statement)

5